Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-126545 and 333-155773), Form S-4 (Nos. 333-121617, 333-107494 and 333-162398) and Form S-8 (Nos. 333-134283, 333-113269, 333-111829, 333-74620, 333-41993, 333-105428, 333-67451, 333-62918, 333-78537 and 333-163197) of The First American Corporation of our report dated March 1, 2010 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Orange County, California
March 1, 2010